UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SPIRIT REALTY CAPITAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2727 North Harwood Street, Suite 300 - Dallas, TX 75201

May 8, 2017

Dear Stockholder:

The Board of Directors (the “Board”) of Spirit Realty Capital, Inc. (the “Company”) has determined to reschedule the Annual Meeting of Stockholders, originally scheduled for May 11, 2017, until a later date, currently expected to be by the end of June 2017. The Company will reschedule the Annual Meeting of Stockholders in order to circulate revised proxy materials reflecting certain management changes, including the termination of Thomas H. Nolan as Chief Executive Officer of the Company and his resignation from the Board, as disclosed in the Company’s Current Report on Form 8-K, dated May 8, 2017. In due course, the Company will submit a revised proxy statement to the stockholders, including a notice setting forth the date, time and location of the rescheduled Annual Meeting of Stockholders. The record date for holders entitled to vote at the Annual Meeting of Stockholders of the close of business on March 17, 2017 will remain unchanged.

By Order of our Board of Directors,

Jay Young

Executive Vice President, General Counsel and Secretary